Exhibit 24
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Thomas Sonderman, Steve Manko, and Christopher Hilberg, and each of them individually (so long as each individual is an officer of SkyWater Technology, Inc. (the “Company”)), as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign the undersigned’s name as a director of the Company to the Registration Statement on Form S-8 and any amendments (including post-effective amendments) or supplements thereto, relating to the securities to be offered and sold pursuant to the SkyWater Technology, Inc. 2021 Equity Incentive Plan and SkyWater Technology, Inc. 2021 Employee Stock Purchase Plan (as each such plan may be renamed from time to time) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of November 8, 2023.

/s/ Nancy Fares	/s/ Thomas R. Lujan
Nancy Fares	Thomas R. Lujan

/s/ Gregory B. Graves	/s/ Gary J. Obermiller
Gregory B. Graves	Gary J. Obermiller

/s/ John T. Kurtzweil	/s/ Loren A. Unterseher
John T. Kurtzweil	Loren A. Unterseher

/s/ Chunyi Leong
Chunyi Leong

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Thomas Sonderman, Steve Manko, and Christopher Hilberg, and each of them individually (so long as each individual is an officer of SkyWater Technology, Inc. (the “Company”)), as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign the undersigned’s name as a director of the Company to the Registration Statement on Form S-8 and any amendments (including post-effective amendments) or supplements thereto, relating to the securities to be offered and sold pursuant to the SkyWater Technology, Inc. 2021 Equity Incentive Plan and SkyWater Technology, Inc. 2021 Employee Stock Purchase Plan (as each such plan may be renamed from time to time) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of November 8, 2023.

/s/ Edward M. Daly
Edward M. Daly